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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2026

FATPIPE, INC.

(Exact name of registrant as specified in its charter)

Utah	001-42546	27-1113325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 East Winchester Street, Fifth Floor, Salt Lake City, UT	84107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (844) 203-6092

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (07-24)	Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FATN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Effective September 11, 2026, Eric Sherb ceased serving as Chief Financial Officer and Principal Accounting Officer of FatPipe, Inc. (the “Company”). Mr. Sherb’s departure was not the result of any disagreement with the Company concerning its operations, policies or practices.

To support an orderly transition, Mr. Sherb will continue to provide services to the Company in a consulting capacity.

Appointment of Chief Financial Officer

On September 11, 2026, the Board of Directors of the Company appointed Kanishka Ragula, age 25, as Chief Financial Officer and principal financial officer of the Company, effective immediately. Mr. Ragula will also serve as the Company’s Principal Accounting Officer.

Mr. Ragula previously served as the Company’s Director of Finance from September 2025 until his appointment as Chief Financial Officer. In that role, he was involved in the Company’s financial operations, strategic planning, investor relations and corporate development activities.

From August 2024 to August 2025, Mr. Ragula worked as an investment professional at Institutional Venture Partners, where he evaluated and supported growth-stage technology investments. Before this he worked in J.P. Morgan’s Technology Investment Banking group in San Francisco, where he participated in mergers and acquisitions, equity and debt financings and other strategic transactions involving technology companies.

Mr. Ragula graduated summa cum laude from the University of Pennsylvania’s Jerome Fisher Program in Management & Technology. He earned a Bachelor of Science in Economics, with a concentration in Finance, from the Wharton School and a Bachelor of Science in Engineering in Computer and Information Science from Penn Engineering.

In connection with his appointment, Mr. Ragula will receive an annual base salary of $175,000, and an equity grant as approved by the board at the annual meeting. Mr. Ragula will also be eligible to participate in the employee benefit plans generally available to the Company’s employees.

Except as described below, there are no arrangements or understandings between Mr. Ragula and any other person pursuant to which he was appointed as Chief Financial Officer.

Mr. Ragula is the son of Ragula Bhaskar, Ph.D., the Company’s Chief Executive Officer and Chairman of the Board, and Sanchaita Datta, the Company’s President, Chief Technology Officer and a director. Except for these relationships, Mr. Ragula has no family relationship with any director or executive officer of the Company.

Except for Mr. Ragula’s employment by the Company and the compensation described above, there are no transactions involving Mr. Ragula that require disclosure pursuant to Item 404(a) of Regulation S-K.

On September 11, 2026, the Company issued a press release announcing Mr. Ragula’s appointment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FatPipe, Inc.
(Registrant)

Date September 14, 2026

/s/ Ragula Bhaskar
(Signature)*
Name:	Ragula Bhaskar
Title:	Chief Executive Officer (Principal Executive Officer)

*Print name and title of the signing officer under his signature.

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